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Exhibit 1
Information Concerning Executive Officers and
Directors of Abbott Laboratories

    The current corporate officers and directors of Abbott Laboratories are listed below. The address of Abbott Laboratories is: Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6049. Abbott Laboratories does not consider all of its corporate officers to be executive officers as defined by the Securities Exchange Act of 1934 or Releases thereunder. Unless otherwise indicated, all positions set forth below opposite an individual's name refer to positions within Abbott Laboratories, and, where applicable, the business address listed for each individual not principally employed by Abbott Laboratories is also the address of the corporation or other organization which principally employs that individual.

Name	Position/Present Principal Occupation or Employment and Business Address	Citizenship
Corporate Officers
Miles D. White1	Chairman of the Board and Chief Executive Officer	U.S.A.
Jeffrey M. Leiden1	Executive President, Pharmaceuticals, Chief Scientific Officer and Director	U.S.A.
Richard A. Gonzalez1	Executive President, Medical Products	U.S.A.
Joy A. Amundson1	Senior Vice President, Ross Products	U.S.A.
Christopher B. Begley1	Senior Vice President, Hospital Products	U.S.A.
Thomas D. Brown1	Senior Vice President, Diagnostic Operations	U.S.A.
Jose M. de Lasa1	Senior Vice President, Secretary and General Counsel	U.S.A.
William G. Dempsey1	Senior Vice President, International Operations	U.S.A.
Thomas C. Freyman1	Senior Vice President, Finance and Chief Financial Officer	U.S.A.
David B. Goffredo1	Senior Vice President, Pharmaceutical Operations	United Kingdom
Thomas M. Wascoe1	Senior Vice President, Human Resources	U.S.A.
Lance B. Wyatt1	Senior Vice President, Specialty Products	U.S.A.
Catherine V. Babington	Vice President, Investor Relations and Public Affairs	U.S.A.
Patrick J. Balthrop	Vice President, Vascular Devices	U.S.A.
Mark E. Barmak	Vice President, Government Affairs	U.S.A.
Michael G. Beatrice	Vice President, Corporate Regulatory and Quality Science	U.S.A.
Christopher A. Bleck	Vice President, Pediatrics, Ross Products	U.S.A.
Douglas C. Bryant	Vice President, Diagnostic Operations, Asia and Pacific	U.S.A.
Gary R. Byers	Vice President, Internal Audit	U.S.A.
Thomas F. Chen	Vice President, Pacific, Asia, and Africa Operations	U.S.A.
Michael Collins	Vice President, Diagnostic Operations	U.S.A.

Corporate Officers (Continued)
Edward J. Fiorentino	Vice President, Pharmaceutical Products Commercial Operations	U.S.A.
Gary L. Flynn1	Vice President and Controller	U.S.A.
Stephen R. Fussell	Vice President, Compensation and Development	U.S.A.
Robert B. Hance	Vice President, Diagnostic Operations, Europe, Africa and Middle East	U.S.A.
Guillermo A. Herrera	Vice President, European Operations	Colombia
James J. Koziarz, Ph.D.	Vice President, Diagnostic Products Research and Development	U.S.A.
John C. Landgraf	Vice President, Corporate Engineering	U.S.A.
Elaine R. Leavenworth	Vice President, Washington Government Affairs	U.S.A.
John M. Leonard	Vice President, Global Pharmaceutical Drug Development	U.S.A.
Holger Liepman	Vice President, Japan Operations	Germany
Greg W. Linder	Vice President and Treasurer	U.S.A.
John F. Lussen	Vice President, Taxes	U.S.A.
P. Loreen Mershimer	Vice President, Hospital Products Business Sector	U.S.A.
Edward L. Michael	Vice President, Diagnostic Assays and Systems	U.S.A.
Karen L. Miller	Vice President, Information Technology	U.S.A.
Daniel W. Norbeck	Vice President, Global Pharmaceutical Discovery	U.S.A.
Edward A. Ogunro	Vice President, Hospital Products Research and Development, Medical and Regulatory Affairs	U.S.A.
Roberto Reyes	Vice President, Latin America	Colombia
Mary T. Szela	Vice President, Hospital Products Business Sector	U.S.A.
Marcia A. Thomas	Vice President, Diagnostic Quality Assurance, Regulatory Affairs and Compliance	U.S.A.
James L. Tyree	Vice President, Global Licensing/New Business Development	U.S.A.
Steven J. Weger	Vice President, Corporate Planning and Development	U.S.A.
Susan M. Widner	Vice President, Diagnostic Operations, U.S. and Canada	U.S.A.

Pursuant to Item 401 (b) of Regulation S-K Abbott has identified these persons as "executive officers" within the meaning of Item 401 (b).

Name	Position/Present Principal Occupation or Employment and Business Address	Citizenship
Directors
Roxanne S. Austin	Corporate Senior Vice President and Chief Financial Officer Hughes Electronics Corporation P. O. Box 956 200 N. Sepulveda Blvd. El Segundo, California 90245-0956	U.S.A.
H. Laurance Fuller	Retired Co-Chairman, BP Amoco, p.l.c. c/o Primary Business Center 1111 E. Warrenville Road Suite 257 Naperville, Illinois 60563	U.S.A.
Jack M. Greenberg	Chairman and Chief Executive Officer McDonald's Corporation One Kroc Drive Oak Brook, Illinois 60521	U.S.A.
David A. Jones	Chairman of the Board Humana Inc. 500 W. Main Street Humana Building Louisville, Kentucky 40202	U.S.A.
Jeffrey M. Leiden	Officer of Abbott	U.S.A.
The Rt. Hon. the Lord Owen CH	Physician, Politician, and Businessman House of Lords Westminster, London SW1A 0PW, England	United Kingdom
Boone Powell, Jr.	Chairman Baylor Health Care System 3500 Gaston Avenue Dallas, Texas 75246	U.S.A.
Addison Barry Rand	Former Chairman and Chief Executive Officer Avis Group 900 Old Country Road Garden City, New York 11530	U.S.A.
Dr. W. Ann Reynolds	President The University of Alabama at Birmingham AB 1070 701 20th Street South Birmingham, Alabama 35294-0110	U.S.A.
Roy S. Roberts	Retired Group Vice President North American Vehicle Sales, Service and Marketing General Motors 317 Pine Ridge Drive Bloomfield Hills, Michigan 48304	U.S.A.

Directors (Continued)
William D. Smithburg	Retired Chairman, President and Chief Executive Officer The Quaker Oats Company 676 N. Michigan Avenue Suite 3860 Chicago, Illinois 60611	U.S.A.
John R. Walter	Chairman Manpower, Inc. 5301 N. Ironwood Road Milwaukee, Wisconsin 53217	U.S.A.
Miles D. White	Officer of Abbott	U.S.A.

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Exhibit 1 Information Concerning Executive Officers and Directors of Abbott Laboratories